Exhibit 10.1

Alpha Star Acquisition Corporation

October 13, 2025

Ladenburg Thalmann & Co. Inc.

640 Fifth Avenue, 4th Floor

New York, NY 10019

Re:	Amendment to Underwriting Agreement

Ladies and Gentlemen:

Reference is made to that certain Underwriting Agreement by and between Alpha Star Acquisition Corporation (the “Company”) and Ladenburg Thalmann & Co. Inc., as Underwriter, dated as of December 13, 2021 (the “Underwriting Agreement”). Terms used but not defined herein shall have the meaning ascribed to such term in the Underwriting Agreement.

In connection with the impending closing (“Closing”) of the proposed business combination under the definitive business combination agreement dated September 12, 2024, by and among the Company and OU XDATA GROUP, a company incorporated in Estonia, and Roman Eloshvili, the sole shareholder of XDATA, and Xdata Group, an exempted company incorporated in the Cayman Islands with limited liability, as amended by a supplemental agreement dated December 15, 2024 and a joinder agreement thereto dated September 23, 2024, the Company and the Underwriter are entering into this letter agreement (this “Amendment”) to provide for the reduction of the amount of the Deferred Underwriting Commission as set forth in this Amendment.

Pursuant to the Underwriting Agreement, the aggregate amount of the Deferred Underwriting Commission per the Underwriting Agreement was $2,875,000. The aggregate amount of the Deferred Underwriting Commission as a result of this Amendment shall be reduced to $950,000 (the “Reduced DUC”), payable as follows: $950,000 by wire transfer at the Closing to Ladenburg Thalmann & Co. Inc.; to the extent that the Company fails to do so, OU XDATA GROUP shall pay such funds by wire transfer at Closing to Ladenburg Thalmann & Co. Inc. For the avoidance of doubt, to the extent that the Company or OU XDATA GROUP, as the case may be, has fulfilled its obligation by paying or causing to be paid the Reduced DUC pursuant to this paragraph, the Company and OU XDATA GROUP, as the case may be, shall be unconditionally, absolutely and forever waived, released, acquitted and discharged from any and all claims, actions, causes of action, demands, obligations, suits, debts, sums, accounts, rights, damages, penalties, costs, attorneys’ fees, losses, expenses, and liabilities whatsoever under the Underwriting Agreement with respect to the payment of the Deferred Underwriting Commission.

This Amendment constitutes the entire agreement between the Company and the Underwriter with respect to the matters set forth herein and supersedes all prior and contemporaneous discussions, agreements and understandings with respect to the matters covered herein. This Amendment specifically amends, replaces and supersedes the first sentence of Section 1.3 of the Underwriting Agreement. Except as set forth in this Amendment, provisions of the Underwriting Agreement which are not inconsistent with this Amendment shall remain in full force and effect. For the avoidance of any doubt, the indemnification and contribution provisions of the Underwriting Agreement shall not be amended hereby and shall remain in full force and effect.

This Amendment shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.

Very truly yours,

Alpha Star Acquisition Corporation

By:	/s/ Zhe Zhang
Name:	Zhe Zhang
Title:	CEO

OU XDATA GROUP

By:	/s/ Roman Eloshvili
Name:	Roman Eloshvili
Title:	CEO

The foregoing Amendment

is hereby confirmed and accepted as

of the date first above written.

LADENBURG THALMANN & CO. INC.

By:	/s/ Barry Steiner
Name:	Barry Steiner
Title:	Co-CEO